UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2011

HOLOGIC, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements.  This report and the press release furnished herewith contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 7.01  Regulation FD Disclosure.

The information provided in Item 8.01 is incorporated herein by reference.  A copy of the press release issued by the Company announcing the completion of its acquisition of Interlace is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01  Other Events.

On January 6, 2011, Hologic, Inc. (Hologic or the Company) consummated the acquisition of Interlace Medical, Inc. (Interlace), a privately-held company located in Framingham, Massachusetts.  Interlace is the developer and manufacturer of the MyoSure hysteroscopic tissue removal system (MyoSure). The MyoSure system is a new and innovative tissue removal device that is designed to provide incision-less, fast and safe removal of fibroids and polyps within the uterus. The Company plans to integrate Interlace’s operations within the Company’s GYN Surgical Products division. The purchase price for the transaction was $125 million (subject to adjustment), plus two annual contingent payments.  The contingent payments will be payable in cash based upon a multiple of the incremental revenue growth over the prior year.

Hologic, Interlace, MyoSure and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Hologic, Inc. dated January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLOGIC, INC.

Date: January 7, 2011	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Hologic, Inc. dated January 7, 2011.